Exhibit 99.3

NOTICE OF WITHDRAWAL

Of Tender of Any or All of the

6.085% Senior Notes due 2017

6.593% Senior Notes due 2037

of

American Water Capital Corp.

Pursuant to the Prospectus dated                     , 2008

This notice of withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of any of the Original Notes (as defined below) pursuant to the Company’s (as defined below) offer (the “Exchange Offer”) to exchange $1,000 principal amount of (i) new 6.085% Senior Notes due 2017 (the “New 2017 Senior Notes”) for each $1,000 in principal amount of the Company’s outstanding 6.085% Senior Notes due 2017 (the “Original 2017 Senior Notes”) and (ii) new 6.593% Senior Notes due 2037 (the “New 2037 Senior Notes” and, together with the New 2017 Senior Notes, the “New Notes”), for each $1,000 in principal amount of the Company’s outstanding 6.593% Senior Subordinated Notes due 2037 (the “Original 2037 Senior Notes” and, together with the Original 2017 Senior Notes, the “Original Notes”), described in the prospectus dated                     , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) of American Water Capital Corp., a Delaware corporation (the “Company”). Except as otherwise provided in the Prospectus, holders of any of the Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on                     , 2008 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). To withdraw a tender, a holder must deliver this notice of withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to the Expiration Date. See “The Exchange Offer — Withdrawal of Tenders” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN

By Facsimile (for Eligible Institutions only): (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders.”

The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this notice of withdrawal prior to the Expiration Date.

Name of Person who Deposited

the Original Notes to be Withdrawn:

(Please Print or Type)

Name in which the Original Notes to be Withdrawn

are to be Registered, if Different from Depositor:

(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Original Notes were delivered by book-entry transfer

at DTC, insert Depository Account Number:

Date:

Total Principal Amount of

the Original Notes to be Withdrawn:

Certificate Number(s)*	Principal Amount of Original 2017 Senior Notes Withdrawn	Principal Amount of Original 2037 Senior Notes Withdrawn

* Need not be completed if the Original Notes being withdrawn are in book-entry form.

This notice of withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):

Title(s):

Signature(s):

Address(es):

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